UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2020

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

_____________________________________________________________________
(Former name or address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2020, Exactus, Inc. (the “Company”) amended its Supply and Distribution Agreement with HTO Holdings Inc. (“Hemptown”), which it had initially entered into on February 4, 2020 and disclosed with the SEC in its Current Report on Form 8-K/A dated March 17, 2020 (the “Supply Agreement”). Ceed2Med, LLC, the Company’s largest stockholder, is also a significant investor in Hemptown and is party to a distribution agreement with the Company. Under the Supply Agreement, the Company agreed to purchase and sell Hemptown’s Cannabigerol (CBG) and Cannabidiol (CBD) products, including top flower, biomass and extracts.

Pursuant to the amendment, the Company agreed to also (i) aid Hemptown’s management with product compliance requirements, (ii) participate in discussions related to Hemptown’s 2020 farming, harvesting and processing plans as well as joint supply scenarios, (iii) interact with Hemptown’s ingredient and manufacturing divisions to facilitate development of documents for selected SKUs to service the white label market, and (iv) aid Hemptown’s CEO in overseeing the entire supply chain to establish best practices in quality and compliance and lower costs. In addition, Hemptown agrees to pay the Company $3,500 a month in consulting fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: April 2, 2020	By: /s/ Kenneth Puzder Kenneth Puzder Chief Financial Officer